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Contact: Kathy Keating                      Gillian Farquhar
         Concord Communications, Inc.       Greenough Communications Group
         kkeating@concord.com               gillian@greenoughcom.com
         508-486-4632 (o)                   617-275-6514 (o)
         508-904-1203 (m)                   617-694-7335 (m)


                   CONCORD TO ACQUIRE TECHNOLOGIES; SETS PLAN
                       TO REDEFINE IT MANAGEMENT LANDSCAPE

  Integration of netViz data-driven visualization software and Tavve root cause analysis and discovery technology to enrich eHealth(R) Suite


MARLBORO, MASS. -- JULY 15, 2003 -- Concord Communications, Inc. (Nasdaq: CCRD) today announced that is has signed a definitive agreement to acquire netViz Corporation. netViz's software enables users to visualize business processes and allows them to map relationships within the supporting technology infrastructure through data-driven icons. Additionally, Concord has licensed Tavve's root cause analysis and discovery of layer 2 and 3 network topology as part of its strategic initiative to build upon Concord's leadership position in optimizing application availability and performance across networks and systems.

The integration of these technologies, with Concord's flagship product, the eHealth Suite, will fundamentally redefine the IT management landscape by providing a new, more automated means of application service optimization. Concord's new roadmap will enable enterprises and service providers to employ data-driven icons to visualize and take action on the critical relationships between business processes, application services, and network and system infrastructures. This competitive differentiator will allow customers to measure the performance and availability of application services, map the dependencies between business processes, and manage the complete application service. Integrating netViz and Tavve technologies will further increase the eHealth Suite's value proposition by capturing the business context of information and delivering IT knowledge while ensuring a low total cost of ownership.

Currently, Concord's eHealth Suite is used by approximately 3,000 organizations worldwide to optimize application performance and availability across networks and systems. These new technologies will build upon the eHealth Suite's ability to deliver an average ROI of 251 percent within the first year as proven through research conducted by IDC.


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"Today's acquisition news signifies another milestone in Concord's prosperous history. It is clear that Concord's future success will be the result of our continued commitment to delivering quality products and services that are in high demand by leading organizations worldwide," said Jack Blaeser, CEO and president, Concord. "Concord's enhancements to the eHealth Suite through netViz and Tavve technology is a direct response to customer requirements for managing application service delivery from a business perspective."

netViz, based in Gaithersburg, Maryland, develops software to visualize the relationship between business processes and technology infrastructures. netViz is widely used at more than 3,800 leading organizations including Federal Express, Pfizer Pharmaceuticals, and the United States Marine Corps. Upon completion of the acquisition, expected to close in the third quarter, netViz will operate as a Concord subsidiary. The company will continue to develop, enhance and market its core product offerings in addition to being integrated into the eHealth Suite over time.

Concord's license of Tavve technology will further increase the value of the eHealth Suite through the future integration of network topology discovery and root cause analysis. This will allow customers to uncover the connections between layer 2 and 3 network devices, more easily identify the cause of an outage by suppressing downstream alarms, and automatically populate new visualizations with network dependencies. Tavve is a provider of network management software tools.

"netViz's core strength and unique value proposition is the ability to allow the end user to visually display the entire IT infrastructure and glean critical information about its performance for improved business efficiencies," said Vo Tran, CEO, netViz. "Backed by the strength of Concord to grow our existing business and inspired by the roadmap of the eHealth Suite, netViz is in an enviable position as the IT management landscape rapidly shifts and Concord's strategy sets the industry agenda." At consummation of the netViz acquisition, Tran will be appointed vice president of netViz product management, reporting directly to Concord CTO and Executive Vice President Fred Engel.

CONFERENCE CALL

Concord will hold a conference call on July 15, 2003 to discuss Q2 earnings, product direction and future expectations at 8:30 a.m. ET. The phone number for the call is 800-473-6123 (domestic) and 973-582-2710 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for

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international callers. The access code is 4035473. The information in this press release and call replay is posted at www.concord.com

ABOUT NETVIZ CORPORATION

netViz Corporation is a private company based in Gaithersburg, Maryland. Version
1.0 of its flagship product, netViz, shipped in 1993. netViz 6.0 began shipping in March 2002. netViz software is used by more than 3,800 public and private organizations around the globe for WAN and LAN mapping, workflow documentation, database visualization and conceptual design modeling. netViz licensees include Accenture, AT&T, Bell South, British Telecom, Canon, Cisco Systems, Comdisco, ConAgra, Federal Express, First Data Corporation, General Electric, Hewlett-Packard, IBM, Intel, Motorola, NASA, Perot Systems, Siemens, Sprint, Verizon and Zenith Electronics, as well as numerous domestic and international government agencies.

ABOUT TAVVE SOFTWARE COMPANY

Tavve Software Company is headquartered in Research Triangle Park, NC, with customers worldwide. Tavve Software develops and markets unique network management software tools focused on fault management, root cause analysis, performance reporting, automated network mapping, and remote network management. Tavve's mission is to provide real-time, scalable, distributed network management tools to assist and support NOC managers. For more information on Tavve, visit www.tavve.com.

ABOUT CONCORD COMMUNICATIONS

Concord Communications, Inc. (Nasdaq: CCRD) is an industry leader in optimizing application performance and availability across networks and systems. Concord's approximately 3000 customers worldwide use the eHealth(R) Suite as the software solution to manage their IT infrastructure to drive profitable business operations, reduce costs, and increase competitive positioning.

Concord is headquartered in Marlboro, Mass. For more information on Concord, call 1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, Inc., the Concord logo and eHealth are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

SAFE HARBOR

Forward-looking statements made in this press release, including forward-looking statements regarding the acquisitions, the benefits of the technologies acquired and to be acquired, Concord's market position, and Concord's views as to market acceptance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are

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cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, Concord's inability to consummate the netViz acquisition; Concord's inability to successfully integrate the acquired technologies; the magnitude and duration of the current domestic financial crisis and economic slowdown and specifically their impact on the software, networking and telecommunications industries; Concord's customers' ability to obtain funding, specifically in light of the aforementioned financial and economic climate, and the resulting potential delay of customer purchasing decisions; risks of continued operating losses; the ability to attract and retain quality professional employees; uncertainties involving intellectual property rights and litigation; litigation in general; risks in technology development and commercialization; risks in product development and market acceptance of and demand for the Company's products; risks associated with competition and competitive pricing pressures; risks associated with international sales, including foreign currency risks; and other risks detailed in the Company's filings with the Securities and Exchange commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. There can be no assurance that the contemplated advantage of the acquisitions will be achieved. The Company undertakes no obligation to update information contained in this press release.


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